UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N Federal Hwy, Suite B200
Boca Raton FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 19, 2025, Barbara Sher resigned from the Board of Directors (the “Board”) and as Chief Executive Officer of Greenlane Holdings, Inc. (the “Company”). Pursuant to mutual agreement between the Company and Ms. Sher (the “Settlement Agreement”), Ms. Sher will receive a lump sum cash payment of $1,000,000 and has agreed to mutual releases as further described therein.

The Board intends to fill the resulting vacancy in due course pursuant to the Company’s Second Amended and Restated Bylaws. Following Ms. Sher’s departure, the Board consists of four directors, all of whom are independent.

The foregoing description of the Settlement Agreement contained in this Item 5.02 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1	Settlement Agreement and General Release by and between the Company and Barbara Sher, dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: December 19, 2025	By:	/s/ Vanessa Guzmán-Clark
Vanessa Guzmán-Clark
Chief Financial Officer